AEGION

Stronger. Safer. Infrastructure.

February 26, 2020
St. Louis, Missouri

AEGION CORPORATION REPORTS 2019 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Achieved FY'19 adjusted earnings targets set at the start of the year; Projecting strong top- and bottom-line growth in 2020

- Q4'19 loss per diluted share was $0.47 compared to a loss per diluted share of $0.08 in Q4'18. Q4'19 adjusted (non-GAAP)[1] earnings per diluted share were $0.39 compared to $0.27 in Q4'18, an increase of 44%.
- FY'19 loss per diluted share was $0.67 compared to earnings per diluted share of $0.09 in FY'18. FY'19 adjusted (non-GAAP)[1] earnings per diluted share were $1.21 compared to $1.19 in FY'18, a modest increase despite the lack of large project contributions that benefited prior year results.
- Full-year operating cash flows of $79 million nearly doubled the prior year, enabling continued investment in $29 million of capital expenditures, $35 million of debt paydown and $30 million of share repurchases.
- Management targeting adjusted earnings per share of $1.30 to $1.50 in 2020. Consolidated revenues are expected to increase 1 to 3%, or an increase of 6 to 8% when excluding exited or to-be-exited businesses.

[1]Adjusted (non-GAAP) results exclude certain charges related to the Company's restructuring activities, acquisition and divestiture-related activities, goodwill impairment, definite-lived intangible asset impairment, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts from the Tax Cuts and Jobs Act. In Q4'19, adjusted results excluded $26 million of pre-tax charges, $18 million of which were non-cash related. Reconciliation of adjusted results begins on page 8.

2019 HIGHLIGHTS

- Revenues for FY'19 were $1.2 billion. Excluding exited or to-be-exited operations, revenues declined from the prior year primarily due to the expected reduction in large coating project contributions from Corrosion Protection.
- FY'19 adjusted gross margins increased 40 basis points to 20.8%, bolstered by significant productivity improvements within Infrastructure Solutions that drove segment adjusted gross margins above 25%.
- FY'19 adjusted operating margins grew 40 basis points to 5.3%, aided by restructuring activities and strong cost containment across all businesses that resulted in an $18 million, or 9%, reduction in adjusted operating costs.
- Contract backlog as of December 31, 2019 was $658 million. Excluding the impacts of exited or to-be-exited businesses, backlog increased 3% compared to prior year, supporting an outlook for revenue growth in 2020.

"2019 was a turning point for Aegion. After several years of earnings volatility, we achieved the adjusted earnings targets we laid out at the start of the year, which included modest growth in adjusted earnings per share and improved profitability margins. Our results reaffirm the effectiveness of the multi-year restructuring efforts to reshape Aegion into a more streamlined and focused company.

Looking to 2020, we enter the year with a strong backlog position and expect to capitalize on growth opportunities from market tailwinds in each of our three core segments. We are targeting solid top-line growth and a significant increase in adjusted earnings per share in 2020, driven by the successful commercialization of several new technology offerings within Infrastructure Solutions and a robust Middle East project funnel within Corrosion Protection."

Charles R. Gordon, President and Chief Executive Officer



Revenues
$1,333.6
$1,213.9
(9.0%)
2018
2019
Gross Profit
$266.9
$246.2
(7.8%)
2018
2019
$271.6
$253.0
(6.8%)
2018
2019
Operating Income
$29.6
$11.0
(63.0%)
2018
2019
$65.0
$64.4
(0.9%)
2018
2019
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)[1] results
Gross Margin
20.0%
20.3%
2018
2019
20.4%
20.8%
2018
2019
Operating Margin
2.2%
0.9%
2018
2019
4.9%
5.3%
2018
2019

INFRASTRUCTURE SOLUTIONS DELIVERED A 35% INCREASE IN FY'19 ADJUSTED OPERATING INCOME



Revenues
$604.1
$590.8
(2.2%)
2018
2019
Gross Profit
$132.4
$144.1
8.8%
$133.7
$149.0
11.4%
2018
2019
2018
2019
Operating Income
$37.5
$42.1
12.2%
$54.0
$72.7
34.7%
2018
2019
2018
2019
Gross Margin
21.9%
24.4%
22.1%
25.2%
2018
2019
2018
2019
Operating Margin
6.2%
7.1%
8.9%
12.3%
2018
2019
2018
2019
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

2019 Highlights

- FY'19 revenues of $590.8 million were on par with the prior year when excluding exited or to-be-exited businesses, with growth in the North America Insituform business largely offset by reductions from the Underground Solutions Fusible PVC® pipe business.
- Adjusted gross margins of 25.2% were the highest level in three years and led to an 11% increase in adjusted gross profit, driven by significant productivity gains in the Insituform North America business and the exit of underperforming international contracting markets.
- Adjusted operating income growth of 35% also benefited from a 4% reduction in adjusted operating costs, despite higher R&D spending to support product innovation.

2019 was a standout year for the Infrastructure Solutions segment, which accounted for more than 80% of FY'19 adjusted earnings from the operating segments, driven by the marked productivity improvement in our core Insituform business.

We remain focused on maintaining our leading position in the North America wastewater market and expanding our presence in the potable water market. In 2019, we completed the development of our new UV-cure and pressure CIPP products. These additions broaden our portfolio of trenchless rehabilitation offerings to 13 lining technologies for use in our contracting businesses or distribution through third-party product sales, providing unmatched market coverage and bolstering our strong outlook for 2020.

2020 Outlook

Revenues for Infrastructure Solutions are expected to be on par with the prior year. Excluding the impact of exited or to-be-exited operations, which contributed nearly $60 million in 2019, revenues are projected to grow in the high single digit range, driven by new product offerings in the Insituform business and higher Underground Solutions volumes. Adjusted operating margins are projected to remain on par with 2019's strong results.

- Contract backlog at December 31, 2019, excluding the impact of exited or to-be-exited businesses, was in line with the prior year, driven by an increase in the North America Insituform business that was offset by softness in the Asia-Pacific Fyfe business due to regional economic and geopolitical challenges.
- Management expects to complete the remaining sale of the Northern Ireland contracting business by the end of Q2'20. Earnings contributions from the business in 2020 are expected to be immaterial to segment performance.

Infrastructure Solutions Contract Backlog



$323.3
(6.2%)
$303.2
292.6
292.1
(0.2%)
–Exited or to be exited businesses
–Remaining
12/31/18
12/31/19

$ in USD millions

CORROSION PROTECTION FY'19 RESULTS IMPACTED BY EXPECTED DECLINES FROM LARGE PROJECT CONTRIBUTIONS



Revenues
$393.7
$295.1
(25.1%)
2018
2019
Gross Profit
$93.0
$60.9
(34.5%)
$96.4
$62.8
(34.8%)
2018
2019
2018
2019
Operating Income (Loss)
$16.3
$(5.6)
$29.1
(82.4%)
$5.1
2018
2019
2018
2019
Gross Margin
23.6%
20.6%
24.5%
21.3%
2018
2019
2018
2019
Operating Margin
4.1%
-1.9%
7.4%
1.7%
2018
2019
2018
2019
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

2019 Highlights

- FY'19 revenues declined 17% from the prior year, excluding exited or to-be-exited operations, driven primarily by the expected loss of contributions from large Middle East coating projects completed in the prior year. These top-line declines were the primary driver for reduced adjusted operating income compared to FY'18.
- United Pipeline Systems delivered FY'19 adjusted earnings contributions that more than doubled the prior year, driven by successful expansion in the Middle East as well as stronger demand in the U.S.
- Corrpro implemented multiple cost reduction initiatives in FY'19 that contributed to a 14% decline in segment adjusted operating expenses. Additionally, management made the decision in Q4'19 to close three branches and exit capital intensive drilling activities at another four branches to address unprofitable portions of the business challenged by a high fixed cost structure and persistently low utilization levels.

Our decision to downsize underperforming parts of the cathodic protection business allows us to refocus on leveraging the core strengths on which Corrpro was founded more than 35 years ago as a leading provider of engineering, technical services and material sales. Our innovative asset integrity management platform further differentiates us and provides an opportunity to strengthen our customer relationships. Despite the smaller footprint, we expect significant earnings improvement from the business in 2020.

Additionally, our United Pipeline Systems and Coating Services businesses are poised for strong Middle East growth. We have nearly $25 million in backlog for industrial linings projects in the region and are finalizing terms for a new $7 million offshore coating project. The sales funnel for both businesses remains robust.

2020 Outlook

Revenues are expected to increase 2 to 4% from the prior year. Excluding the impact of exited or to-be-exited operations, revenues are projected to increase 7 to 9%, which includes the impact of a reduced Corrpro U.S. footprint. Adjusted operating margins are projected to improve 200 to 300 basis points, leading to strong earnings improvement for the segment in 2020.

- Contract backlog at December 31, 2019, excluding the impact of exited or to-be-exited businesses, increased 7% to $125 million, driven by significant growth in United Pipeline Systems industrial linings awards in the Middle East and U.S.

Corrosion Protection Contract Backlog



$127.9
(0.7%)
$127.0
$116.3
$124.6
7.1%
–Exited or to be exited businesses
–Remaining
12/31/18
12/31/19

$ in USD millions

ENERGY SERVICES' STRONG COST CONTROL DROVE A 15% INCREASE IN FY'19 ADJUSTED OPERATING INCOME


Revenues
$335.7
$328.0
(2.3%)
2018
2019


Gross Profit
$41.5
$41.2
(0.8%)
$41.5
$41.2
(0.8%)
2018
2019
2018
2019


Operating Income
$9.6
$9.7
1.1%
$9.9
$11.4
15.2%
2018
2019
2018
2019

$ in USD millions

- GAAP results
- Adjusted (non-GAAP)[1] results


Gross Margin
12.4%
12.6%
12.4%
12.6%
2018
2019
2018
2019


Operating Margin
2.9%
3.0%
2.9%
3.5%
2018
2019
2018
2019

2019 Highlights

- FY'19 revenues were $328 million. Maintenance revenues increased 12% to reach a record high. Partly offsetting this strength, construction activities declined as part of a more selective bidding strategy on smaller capital project opportunities. Turnaround activities, as expected, were also down for the year, though fourth quarter volumes were strong and more than doubled each of the previous three quarters.

- Adjusted operating expenses declined 6% from the prior year due to significant focus on streamlining the overhead structure following the completion of labor transition activities in FY'18. This strong cost performance drove a 60 basis point improvement in adjusted operating margins.

Energy Services delivered significant earnings and profitability improvement for the third consecutive year, growing adjusted operating income 15% over FY'18 results. Demand for core maintenance services reached record highs and remains strong, accounting for more than 70% of segment revenues.

Our efforts to expand into the Rocky Mountain region are paying dividends, evidenced by our recently signed three-year contract with a major refinery customer in Salt Lake City to provide maintenance and small capital construction services. We are pursuing additional opportunities in the region and are excited about the growth runway ahead for the segment.

2020 Outlook

Revenues are expected to increase in the low- to mid-single digit range in 2020. Adjusted operating margins are projected to remain on par with prior year results.

- Contract backlog at December 31, 2019 grew 5% from the prior year to $228 million, driven by increases in maintenance and turnaround services.

- Ending backlog excludes the recently announced Salt Lake City contract, as well as a new contract signed early in 2020 to provide safety services at two new California refineries. The company plans to leverage the successful expansion of maintenance services in new geographies to further grow turnaround and other specialty service offerings.


Energy Services
Contract Backlog
$218.2
$228.0
4.5%
12/31/18
12/31/19

$ in USD millions

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

RESTRUCTURING AND DIVESTITURE UPDATE

In 2017, management announced a series of strategic actions intended to generate more predictable and sustainable long-term earnings growth, including plans to divest our pipe coating and insulation businesses in Louisiana, The Bayou Companies, LLC and Bayou Wasco Insulation, LLC (collectively "Bayou"), exit all non-pipe related contract applications for the Tyfo® system in North America, and other actions to right-size underperforming businesses and reduce corporate and other operating costs (the "Restructuring").

During 2018 and 2019, our board of directors approved additional actions with respect to the Restructuring, which included decisions to:

- divest or otherwise exit multiple Infrastructure Solutions international CIPP contract installation operations in Australia, Denmark, England, the Netherlands, Spain and Northern Ireland;
- divest or exit multiple Corrosion Protection international businesses, including cathodic protection activities in the Middle East, and industrial linings activities in Mexico, Brazil, Argentina and South Africa; and
- take actions to further optimize operations within North America, including measures to reduce consolidated operating costs.

We completed the divestitures of Bayou and the Denmark CIPP business in 2018. We completed the divestitures of the Netherlands CIPP business and Aegion's 55% interest in the Tite Liner® joint venture in Mexico in 2019, as well as the shutdown of activities for the CIPP business in England. We completed the divestitures of CIPP operations in Australia and Spain in early 2020. Remaining divestiture and shutdown activity includes the sale of the Northern Ireland CIPP operation and minor final dissolution activities in South America and South Africa, all of which is expected to be completed in the first half of 2020. Additionally, the exit of cathodic protection activities in the Middle East is substantially complete, though we expect immaterial wind-down activities will extend through June 30, 2020 related to a small number of projects remaining in backlog.

As part of efforts to optimize the Corrpro North America business, management initiated plans in Q4'19 to further downsize operations in the U.S., including the closure of three branches and the exit of capital intensive drilling activities at another four branches to address unprofitable portions of the business challenged by a high fixed cost structure and persistently low utilization levels. These actions included a reduction of approximately 20% of the Corrpro U.S. workforce and closure of activities representing approximately 20% of Corrpro U.S.' 2019 revenues.

Total pre-tax restructuring and related impairment charges in Q4'19 were $14 million and consisted of cash charges totaling $8 million, primarily related to employee severance, retention, extension of benefits, employment assistance programs, early lease termination and other costs associated with the Q4'19 decisions to downsize the Corrpro U.S. business. Non-cash charges for the quarter totaled $6 million and primarily related to the release of cumulative currency translation adjustments associated with exiting certain international locations.

Also during Q4'19, we recognized pre-tax divestiture-related expenses of $12 million, which primarily consisted of non-cash charges related to impairments of assets held for sale.

We are substantially complete with these restructuring and divestiture activities and expect future cash charges of between $2 and $4 million related to remaining activities. It is possible for additional non-cash charges associated with, among other things, final currency translation adjustments as well as net losses as part of the sale, closure and/or liquidation of international entities.

About Aegion Corporation (NASDAQ: AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. For nearly 50 years, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 1, 2019, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of estimates which are forward looking and subject to change. We anticipate additional guidance, both at the federal and state level, to be forthcoming. As such, the impacts of the legislation may differ from our current estimates, interpretations and assumptions, possibly materially, and the amount of the impact on the Company may accordingly be adjusted over the course of 2020.

About Non-GAAP Financial Measures

Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the quarters and years ended December 31, 2019 and 2018, respectively, exclude charges related to the Company's restructuring activities, goodwill impairment, definite-lived intangible asset impairment, acquisition and divestiture-related activities, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts related to the Tax Cuts and Jobs Act.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

Aegion®, Fusible PVC®, Tite Liner®, Tyfo® and Stronger. Safer. Infrastructure.® and the associated logos are the registered trademarks of Aegion Corporation or its affiliates.

CONTACT: Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share amounts)

	Quarters Ended December 31,		Years Ended December 31,	
	2019	2018	2019	2018
Revenues	$ 309,502	$ 333,998	$ 1,213,935	$ 1,333,568
Cost of revenues	245,791	272,302	967,700	1,066,642
Gross profit	63,711	61,696	246,235	266,926
Operating expenses	51,440	58,073	199,430	219,823
Goodwill impairment	—	—	—	1,389
Definite-lived intangible asset impairment	—	1,299	—	2,169
Impairment of assets held for sale	11,481	—	23,427	—
Acquisition and divestiture expenses	616	980	3,375	7,004
Restructuring and related charges	3,535	2,346	9,030	6,894
Operating income (loss)	(3,361)	(1,002)	10,973	29,647
Other income (expense):				
Interest expense	(3,400)	(4,091)	(14,002)	(17,327)
Interest income	224	277	1,038	516
Other	(3,968)	168	(10,893)	(9,881)
Total other expense	(7,144)	(3,646)	(23,857)	(26,692)
Income (loss) before taxes on income	(10,505)	(4,648)	(12,884)	2,955
Taxes (benefit) on income (loss)	3,154	(1,872)	6,564	(132)
Net income (loss)	(13,659)	(2,776)	(19,448)	3,087
Non-controlling interests (income) loss	(902)	299	(1,444)	(159)
Net income (loss) attributable to Aegion Corporation	$ (14,561)	$ (2,477)	$ (20,892)	$ 2,928
Earnings (loss) per share attributable to Aegion Corporation:				
Basic	$ (0.47)	$ (0.08)	$ (0.67)	$ 0.09
Diluted	$ (0.47)	$ (0.08)	$ (0.67)	$ 0.09
Weighted average shares outstanding - Basic	30,746,324	32,210,676	31,130,222	32,345,382
Weighted average shares outstanding - Diluted	30,746,324	32,210,676	31,130,222	32,998,003

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended December 31, 2019

Affected Line Items:	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divesture Related Expenses (2)	As Adjusted (Non-GAAP)
Cost of revenues	$ 245,791	$ (1,901)	$ —	$ 243,890
Gross profit	63,711	1,901	—	65,612
Operating expenses	51,440	(5,148)	—	46,292
Impairment of assets held for sale	11,481	—	(11,481)	—
Acquisition and divestiture expenses	616	—	(616)	—
Restructuring and related charges	3,535	(3,535)	—	—
Operating income (loss)	(3,361)	10,584	12,097	19,320
Other income (expense):				
Other	(3,968)	3,768	—	(200)
Total other expense	(7,144)	3,768	—	(3,376)
Income (loss) before taxes on income	(10,505)	14,352	12,097	15,944
Taxes on income (loss)	3,154	(421)	115	2,848
Net income (loss)	(13,659)	14,773	11,982	13,096
Non-controlling interests income	(902)	25	—	(877)
Net income (loss) attributable to Aegion Corporation	(14,561)	14,798	11,982	12,219
Diluted earnings (loss) per share:				
Net income (loss) attributable to Aegion Corporation	$ (0.47)	$ 0.48	$ 0.38	$ 0.39

[1] Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $1,901 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $5,148 primarily related to wind-down expenses, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $3,535 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs; and (iv) pre-tax restructuring charges for other expense of $3,768 related to the release of cumulative currency translation adjustments and net losses on disposal of certain restructured operations.

[2] Includes the following non-GAAP adjustments: (i) pre-tax charges of $11,481 related to the impairment of held for sale assets (CIPP operations in Spain and the Netherlands and parcels of land located near the Company's corporate headquarters); and (ii) pre-tax charges of $616 incurred primarily in connection with the Company's planned divestiture of its held for sale operations.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended December 31, 2018

Affected Line Items:	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divesture Related Expenses (2)	Change in Accounting Estimate (3)	Credit Facility Fees (4)	Tax Cuts and Jobs Act (5)	As Adjusted (Non-GAAP)
Cost of revenues	$ 272,302	$ (1,176)	$ —	$ (2,789)	$ —	$ —	$ 268,337
Gross profit	61,696	1,176	—	2,789	—	—	65,661
Operating expenses	58,073	(5,337)	—	—	—	—	52,736
Definite-lived intangible asset impairment	1,299	(1,299)	—	—	—	—	—
Acquisition and divestiture expenses	980	—	(980)	—	—	—	—
Restructuring and related charges	2,346	(2,346)	—	—	—	—	—
Operating income (loss)	(1,002)	10,158	980	2,789	—	—	12,925
Other income (expense):							
Interest expense	(4,091)	—	—	—	390	—	(3,701)
Other	168	3,748	(1,681)	—	—	—	2,235
Total other expense	(3,646)	3,748	(1,681)	—	390	—	(1,189)
Income (loss) before taxes on income	(4,648)	13,906	(701)	2,789	390	—	11,736
Taxes (benefit) on income (loss)	(1,872)	3,628	(96)	632	103	381	2,776
Net income (loss)	(2,776)	10,278	(605)	2,157	287	(381)	8,960
Non-controlling interests (income) loss	299	(261)	—	—	—	—	38
Net income (loss) attributable to Aegion Corporation	(2,477)	10,017	(605)	2,157	287	(381)	8,998
Diluted earnings (loss) per share:							
Net income (loss) attributable to Aegion Corporation	$ (0.08)	$ 0.30	$ (0.02)	$ 0.07	$ 0.01	$ (0.01)	$ 0.27

[1] Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $1,176 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $5,337 primarily related to wind-down expenses, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax definite-lived intangible asset impairment charges of $1,299 related to the restructured operations in Corrpro Middle East; (iv) pre-tax restructuring and related charges of $2,346 related to employee severance, extension of benefits, employment assistance programs and early contract termination costs; and (v) pre-tax restructuring charges for other expense of $3,748 related to losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

[2] Includes the following non-GAAP adjustments: (i) pre-tax expenses of $980 incurred in connection with the Company's divesture of Bayou, small acquisitions in both Corrosion Protection and Energy Services, and the divestitures of the CIPP operations in Australia and Denmark; and (ii) an adjustment of $1,681 to reduce the loss on the divestiture of Bayou.

[3] Includes non-GAAP adjustments related to non-cash charges for estimates of inventory obsolescence in the Company's cathodic protection operations.

[4] Includes non-GAAP charges related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

[5] Includes non-GAAP adjustments related to income tax reversals resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Year Ended December 31, 2019

Affected Line Items:	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divesture Related Expenses (2)	Project Warranty Accruals (3)	Tax Cuts and Jobs Act (4)	As Adjusted (Non-GAAP)
Cost of revenues	$ 967,700	$ (2,338)	$ —	$ (4,429)	$ —	$ 960,933
Gross profit	246,235	2,338	—	4,429	—	253,002
Operating expenses	199,430	(10,743)	—	—	(63)	188,624
Impairment of assets held for sale	23,427	—	(23,427)	—	—	—
Acquisition and divestiture expenses	3,375	—	(3,375)	—	—	—
Restructuring and related charges	9,030	(9,030)	—	—	—	—
Operating income	10,973	22,111	26,802	4,429	63	64,378
Other income (expense):						
Other	(10,893)	10,230	—	—	—	(663)
Total other expense	(23,857)	10,230	—	—	—	(13,627)
Income (loss) before taxes on income	(12,884)	32,341	26,802	4,429	63	50,751
Taxes on income (loss)	6,564	2,441	702	1,169	17	10,893
Net income (loss)	(19,448)	29,900	26,100	3,260	46	39,858
Non-controlling interests income	(1,444)	(51)	—	—	—	(1,495)
Net income (loss) attributable to Aegion Corporation	(20,892)	29,849	26,100	3,260	46	38,363
Diluted earnings (loss) per share:						
Net income (loss) attributable to Aegion Corporation	$ (0.67)	$ 0.95	$ 0.83	$ 0.10	$ —	$ 1.21

[1] Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,338 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $10,743 primarily related to wind-down expenses, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $9,030 related to employee severance, extension of net benefits, employment assistance programs and early lease and contract termination costs; (iv) pre-tax restructuring charges for other expense of $10,230 related to the release of cumulative currency translation adjustments and losses on disposal of certain restructured operations.

[2] Includes the following non-GAAP adjustments: (i) pre-tax charges of $23,427 related to the impairment of held for sale assets (CIPP operations in Australia, Spain and the Netherlands, Corrpower, United Mexico and parcels of land located near the Company's corporate headquarters); and (ii) pre-tax charges of $3,375 incurred primarily in connection with the Company's planned divestiture of its held for sale operations.

[3] Includes non-GAAP adjustments for estimated project remediation charges related to a cured-in-place pipe project in the North American operations of Infrastructure Solutions.

[4] Includes non-GAAP adjustments related to professional fees resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Year Ended December 31, 2018

Affected Line Items:	As Reported (GAAP)	Restructuring Charges (1)	Acquisition/ Divesture Related Expenses (2)	Change in Accounting Estimate (3)	Credit Facility Fees (4)	Tax Cuts and Jobs Act (5)	As Adjusted (Non-GAAP)
Cost of revenues	$ 1,066,642	$ (1,881)	$ —	$ (2,789)	$ —	$ —	$ 1,061,972
Gross profit	266,926	1,881	—	2,789	—	—	271,596
Operating expenses	219,823	(13,183)	—	—	—	—	206,640
Goodwill impairment	1,389	(1,389)	—	—	—	—	—
Definite-lived intangible asset impairment	2,169	(2,169)	—	—	—	—	—
Acquisition and divestiture expenses	7,004	—	(7,004)	—	—	—	—
Restructuring and related charges	6,894	(6,894)	—	—	—	—	—
Operating income	29,647	25,516	7,004	2,789	—	—	64,956
Other income (expense):							
Interest expense	(17,327)	—	—	—	2,179	—	(15,148)
Other	(9,881)	3,970	7,048	—	—	—	1,137
Total other expense	(26,692)	3,970	7,048	—	2,179	—	(13,495)
Income before taxes on income	2,955	29,486	14,052	2,789	2,179	—	51,461
Taxes (benefit) on income	(132)	5,246	3,633	632	575	1,917	11,871
Net income	3,087	24,240	10,419	2,157	1,604	(1,917)	39,590
Non-controlling interests income	(159)	(261)	—	—	—	—	(420)
Net income attributable to Aegion Corporation	2,928	23,979	10,419	2,157	1,604	(1,917)	39,170
Diluted earnings per share:							
Net income attributable to Aegion Corporation	$ 0.09	$ 0.72	$ 0.32	$ 0.07	$ 0.05	$ (0.06)	$ 1.19

[1] Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $1,881 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $13,183 primarily related to wind-down expenses, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax goodwill and definite-lived intangible asset impairment charges of $1,389 and $2,169, respectively, related to the restructured operations in Denmark and Corrpro Middle East; (iv) pre-tax restructuring and related charges of $6,894 related to employee severance, extension of benefits, employment assistance programs and early contract termination costs; and (v) pre-tax restructuring charges for other expense of $3,970 related to losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

[2] Includes the following non-GAAP adjustments: (i) pre-tax expenses of $7,004 incurred in connection with the Company's divestiture of Bayou, small acquisitions in both Corrosion Protection and Energy Services, and the divestiture of the CIPP operations in Australia and Denmark; and (ii) a $7,048 loss on the divestiture of Bayou.

[3] Includes non-GAAP adjustments related to non-cash charges for estimates of inventory obsolescence in the Company's cathodic protection operations.

[4] Includes non-GAAP adjustments related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

[5] Includes non-GAAP adjustments related to income tax reversals resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
Segment Reporting
(Unaudited) (Non-GAAP)
(in thousands)

	Quarter Ended December 31, 2019			Quarter Ended December 31, 2018		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 147,728	$ —	$ 147,728	$ 153,281	$ —	$ 153,281
Corrosion Protection	77,094	—	77,094	93,622	—	93,622
Energy Services	84,680	—	84,680	87,095	—	87,095
Total Revenues	$ 309,502	$ —	$ 309,502	$ 333,998	$ —	$ 333,998
Gross Profit:						
Infrastructure Solutions	$ 39,048	$ 591	$ 39,639	$ 31,618	$ 1,143	$ 32,761
Gross Profit Margin	*26.4%*		*26.8%*	*20.6%*		*21.4%*
Corrosion Protection	14,130	1,310	15,440	18,444	2,822	21,266
Gross Profit Margin	*18.3%*		*20.0%*	*19.7%*		*22.7%*
Energy Services	10,533	—	10,533	11,634	—	11,634
Gross Profit Margin	*12.4%*		*12.4%*	*13.4%*		*13.4%*
Total Gross Profit	$ 63,711	$ 1,901	$ 65,612	$ 61,696	$ 3,965	$ 65,661
Gross Profit Margin	*20.6%*		*21.2%*	*18.5%*		*19.7%*
Operating Income (Loss):						
Infrastructure Solutions	$ 8,868	$ 11,564	$ 20,432	$ 8,268	$ 4,459	$ 12,727
Operating Margin	*6.0%*		*13.8%*	*5.4%*		*8.3%*
Corrosion Protection	(2,374)	3,386	1,012	(3,931)	8,222	4,291
Operating Margin	*(3.1)%*		*1.3%*	*(4.2)%*		*4.6%*
Energy Services	2,261	1,482	3,743	3,557	262	3,819
Operating Margin	*2.7%*		*4.4%*	*4.1%*		*4.4%*
Corporate	(12,116)	6,249	(5,867)	(8,896)	984	(7,912)
Operating Margin	*(3.9)%*		*(1.9)%*	*(2.7)%*		*(2.4)%*
Total Operating Income (Loss)	$ (3,361)	$ 22,681	$ 19,320	$ (1,002)	$ 13,927	$ 12,925
Operating Margin	*(1.1)%*		*6.2%*	*(0.3)%*		*3.9%*

(1) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, inventory write offs and other restructuring charges, and (ii) acquisition and divestiture expenses.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs, legal expenses and other restructuring charges; (ii) divestiture expenses related to held for sale entities; and (iii) impairment of assets held for sale.

(2) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals and other restructuring charges; and (ii) expenses incurred in connection with the divestitures of the CIPP businesses in Australia and Denmark.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, inventory write offs and other restructuring charges; and (ii) non-cash charges related to estimates for inventory obsolescence; and (iii) expenses incurred in connection with the divestiture of the Bayou business.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with legal expenses; and (ii) divestiture expenses primarily incurred in connection with the divestiture of the Bayou business.

AEGION CORPORATION AND SUBSIDIARIES
Segment Reporting
(Unaudited) (Non-GAAP)
(in thousands)

	Year Ended December 31, 2019			Year Ended December 31, 2018		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 590,797	$ —	$ 590,797	$ 604,121	$ —	$ 604,121
Corrosion Protection	295,090	—	295,090	393,740	—	393,740
Energy Services	328,048	—	328,048	335,707	—	335,707
Total Revenues	$ 1,213,935	$ —	$ 1,213,935	$ 1,333,568	$ —	$ 1,333,568
Gross Profit:						
Infrastructure Solutions	$ 144,074	$ 4,898	$ 148,972	$ 132,411	$ 1,281	$ 133,692
Gross Profit Margin	*24.4%*		*25.2%*	*21.9%*		*22.1%*
Corrosion Protection	60,927	1,869	62,796	92,968	3,389	96,357
Gross Profit Margin	*20.6%*		*21.3%*	*23.6%*		*24.5%*
Energy Services	41,234	—	41,234	41,547	—	41,547
Gross Profit Margin	*12.6%*		*12.6%*	*12.4%*		*12.4%*
Total Gross Profit	$ 246,235	$ 6,767	$ 253,002	$ 266,926	$ 4,670	$ 271,596
Gross Profit Margin	*20.3%*		*20.8%*	*20.0%*		*20.4%*
Operating Income (Loss):						
Infrastructure Solutions	$ 42,079	$ 30,647	$ 72,726	$ 37,509	$ 16,484	$ 53,993
Operating Margin	*7.1%*		*12.3%*	*6.2%*		*8.9%*
Corrosion Protection	(5,635)	10,754	5,119	16,283	12,822	29,105
Operating Margin	*(1.9)%*		*1.7%*	*4.1%*		*7.4%*
Energy Services	9,740	1,661	11,401	9,638	262	9,900
Operating Margin	*3.0%*		*3.5%*	*2.9%*		*2.9%*
Corporate	(35,211)	10,343	(24,868)	(33,783)	5,741	(28,042)
Operating Margin	*(2.9)%*		*(2.0)%*	*(2.5)%*		*(2.1)%*
Total Operating Income	$ 10,973	$ 53,405	$ 64,378	$ 29,647	$ 35,309	$ 64,956
Operating Margin	*0.9%*		*5.3%*	*2.2%*		*4.9%*

(1) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals and other restructuring charges; (ii) acquisition and divestiture expenses; (iii) project warranty accrual; and (iv) impairment of assets held for sale.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, inventory write offs and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs, legal expenses and other restructuring charges; (ii) divestiture expenses related to held for sale entities; and (iii) impairment of assets held for sale.

(2) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, fixed asset disposals, goodwill and definite-lived intangible asset impairments and other restructuring charges; and (ii) expenses incurred in connection with the divestitures of the CIPP businesses in Australia and Denmark.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, early contract termination costs, inventory write offs, definite-lived intangible asset impairments and other restructuring charges; (ii) non-cash charges related to estimates for inventory obsolescence; and (iii) expenses incurred in connection with the acquisition of Hebna and divestiture of the Bayou business.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses primarily incurred in connection with the divestitures of Australia, Denmark and Bayou.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	December 31, 2019	December 31, 2018
Assets		
Current assets		
Cash and cash equivalents	$ 64,874	$ 83,527
Restricted cash	1,348	1,359
Receivables, net of allowances of $7,224 and $9,695, respectively	192,604	204,541
Retainage	33,103	33,572
Contract assets	51,092	62,467
Inventories	57,193	56,437
Prepaid expenses and other current assets	33,909	32,172
Assets held for sale	16,092	7,792
Total current assets	450,215	481,867
Property, plant & equipment, less accumulated depreciation	101,091	107,059
Other assets		
Goodwill	256,835	260,633
Intangible assets, less accumulated amortization	104,828	119,696
Operating lease assets	71,466	—
Deferred income tax assets	1,216	1,561
Other non-current assets	9,862	21,601
Total other assets	444,207	403,491
Total Assets	$ 995,513	$ 992,417
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 60,614	$ 64,562
Accrued expenses	96,577	88,020
Contract liabilities	37,562	32,339
Current maturities of long-term debt	32,803	29,469
Liabilities held for sale	6,485	5,260
Total current liabilities	234,041	219,650
Long-term debt, less current maturities	243,629	282,003
Other liabilities		
Operating lease liabilities	56,253	—
Deferred income tax liabilities	11,254	8,361
Other non-current liabilities	15,243	12,216
Total other liabilities	82,750	20,577
Total liabilities	560,420	522,230
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 30,715,959 and 31,922,409, respectively	307	319
Additional paid-in capital	101,148	122,818
Retained earnings	358,998	379,890
Accumulated other comprehensive loss	(32,694)	(40,290)
Total stockholders' equity	427,759	462,737
Non-controlling interests	7,334	7,450
Total equity	435,093	470,187
Total Liabilities and Equity	$ 995,513	$ 992,417

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Years Ended December 31,	
	2019	2018
Cash flows from operating activities:		
Net income (loss)	$ (19,448)	$ 3,087
Adjustments to reconcile to net cash provided by operating activities:		
Depreciation and amortization	36,163	37,855
(Gain) loss on sale of fixed assets	(662)	143
Equity-based compensation expense	7,751	7,838
Deferred income taxes	3,146	(648)
Non-cash restructuring charges	12,782	13,814
Goodwill impairment	—	1,389
Definite-lived intangible asset impairment	—	2,169
Impairment of assets held for sale	23,427	—
Loss on sale of business	—	7,048
Loss on foreign currency transactions	503	623
Other	(744)	1,278
Changes in operating assets and liabilities (net of acquisitions):		
Receivables net, retainage and contract assets	16,416	(6,821)
Inventories	(3,413)	2,306
Prepaid expenses and other assets	4,578	614
Accounts payable and accrued expenses	(6,711)	(7,339)
Contract liabilities	5,091	(24,144)
Other operating	(65)	457
Net cash provided by operating activities	78,814	39,669
Cash flows from investing activities:		
Capital expenditures	(28,772)	(30,514)
Proceeds from sale of fixed assets	1,339	3,036
Patent expenditures	(293)	(299)
Other acquisition activity	—	(9,000)
Sale of Bayou, net of cash disposed	—	37,942
Net cash provided by (used in) investing activities	(27,726)	1,165
Cash flows from financing activities:		
Proceeds from issuance of common stock upon stock option exercises	956	—
Repurchase of common stock	(30,393)	(25,775)
Distributions to non-controlling interests	(1,609)	—
Credit facility amendment fees	—	(1,657)
Proceeds from (payments on) notes payable, net	(273)	234
Payments on line of credit, net	(7,000)	(7,000)
Principal payments on long-term debt	(28,438)	(26,250)
Net cash used in financing activities	(66,757)	(60,448)
Effect of exchange rate changes on cash	(2,995)	(4,045)
Net decrease in cash, cash equivalents and restricted cash for the year	(18,664)	(23,659)
Cash, cash equivalents and restricted cash, beginning of year	84,886	108,545
Cash, cash equivalents and restricted cash, end of year	$ 66,222	$ 84,886